State Food and Drug Administration
Domestic Health Food Approval Certificate

Document# 2009B0468

Product Name: Ganzhi Ginseng Beverage

Applicant: Jilin Ganhi Ginseng Product Co. Ltd

Applicant’s Address: 3075 Beihuanxi Road, Meihekou City, Jilin Province

Approval Conclusion:  After reviewing, the product meets the Food Sanitation Law of the People’s Republic of China and the Health Food Registration Regulations is hereby approved

Approval Number: SFDA G 20090249

Valid until: May 30, 2014

Health Benefits: Relieve fatigue

Content: Every 100 ml has 30mg ginsenosides

Suitable for:  Easily Fatigued Consumers

Not Suitable for: Children, Pregnant and Lactating Women

Product Specification: 160ml/can

Shelf Life: 18 months

Notes: This product can not replace medicine

Approved by: State Food and Drug Administration (with seal)   Date: May 31, 2009